Exhibit 99.1

MEDLEY MANAGEMENT ANNOUNCES CLOSING OF MEDLEY LLC PUBLIC OFFERING OF $25 MILLION OF 6.875% NOTES DUE 2026

New York, August 4, 2016 – Medley Management Inc. (“Medley”) (NYSE:MDLY), a credit-focused asset management firm, today announced that Medley LLC, its operating company, has closed on its offering of $25 million in aggregate principal amount of 6.875% notes due 2026 at a public offering price of 100% of the principal amount. The notes mature on August 15, 2026.  Interest will be payable quarterly.  Medley LLC has granted the purchasing agents a 30-day option to purchase up to an additional $3.75 million in aggregate principal amount of notes to cover over allotments, if any. Medley LLC intends to use the net proceeds from the offering to repay a portion of the outstanding indebtedness under Medley LLC’s syndicated term loan.

“We are pleased to have completed this initial $25M bond offering, the proceeds of which will go to reduce our existing term loan.  As we continue to invest in our business, grow our AUM and expand our product offering, the long term and flexible nature of this capital provides benefit to Medley and our shareholders,” said Brook Taube, CEO of Medley.

The notes are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the original issue date under the trading symbol “MDLX“. Incapital LLC, FBR Capital Markets & Co., JonesTrading Institutional Services and Ladenburg Thalmann & Co. Inc. acted as joint book-running managers.  Compass Point Research & Trading, LLC acted as co-manager.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of, the notes referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

This offering is being made solely by means of a written prospectus, which may be obtained from any of the following investment banks: Incapital LLC, Attention: Capital Markets, 1800 North Military Trail, Suite 400, Boca Raton, FL 33431 or by emailing Incapital at prospectus_requests@incapital.com; or FBR Capital Markets & Co., Attention: Syndicate Prospectus Department, 1300 North 17th Street Suite 1400, Arlington, VA 22209 or by calling FBR Capital Markets & Co. (703) 312-9726 or emailing FBR Capital Markets & Co. at prospectuses@fbr.com; or JonesTrading Institutional Services LLC, 780 3rd Avenue, New York, NY 10017 or by calling JonesTrading Institutional Services LLC toll-free at (800) 423-5933; or Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, 11th Floor, New York, NY 10022, or by emailing Ladenburg & Co. Inc. at prospectus@ladenburg.com. A copy of the prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

ABOUT MEDLEY

Medley is a credit-focused asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise, with over 80 people, is a premier provider of capital to the middle market in the U.S. Medley has over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) and Sierra Income Corporation, as well as private investment vehicles. Over the past 14 years, we have provided in excess of $6 billion of capital to over 300 companies across 35 industries in North America.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by Medley and Medley LLC with the Securities and Exchange Commission. Except as required by law, Medley and Medley LLC undertake no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Relations Contact:

Sam Anderson

212-759-0777

Head of Capital Markets & Risk Management

Medley Management Inc.

Medley LLC

Media Contact:

Liz Bruce

212-498-9197
Fitzroy Communications